UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Molecular Devices Corporation

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MOLECULAR DEVICES CORPORATION
1311 Orleans Drive
Sunnyvale, CA 94089
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 26, 2005
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Molecular Devices Corporation, a Delaware corporation. The meeting will be held at Molecular Devices’ corporate headquarters, located at 1311 Orleans Drive, Sunnyvale, California 94089, on Thursday, May 26, 2005 at 10:30 a.m. local time, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To approve the Molecular Devices Corporation 2005 Equity Incentive Plan.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Molecular Devices’ independent registered public accounting firm for the fiscal year ending December 31, 2005.

4.	To conduct any other business properly brought before the meeting.
      These items of business are more fully described in the Proxy Statement accompanying this Notice.
      The record date for the Annual Meeting is March 31, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

James C. Kitch
Secretary
Sunnyvale, California
April 22, 2005
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE MOLECULAR DEVICES CORPORATION 2005 EQUITY INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
Summary Compensation Table
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
PERFORMANCE MEASUREMENT COMPARISON
OTHER MATTERS

MOLECULAR DEVICES CORPORATION
1311 Orleans Drive
Sunnyvale, CA 94089
PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
MAY 26, 2005
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Molecular Devices Corporation is soliciting your proxy to vote at Molecular Devices’ 2005 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares, however. Instead, you may simply complete, sign and return the enclosed proxy card.
      Molecular Devices intends to mail this proxy statement and the accompanying proxy card on or about April 26, 2005, to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
      Only stockholders of record at the close of business on March 31, 2005 will be entitled to vote at the Annual Meeting. On this record date, there were 16,920,474 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
      If on March 31, 2005, your shares were registered directly in your name with Molecular Devices’ transfer agent, EquiServe Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
      If on March 31, 2005, your shares were held not in your name, but rather, in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
      There are three matters scheduled for a vote:

•	Election of eight directors;

•	The approval of the Molecular Devices Corporation 2005 Equity Incentive Plan; and

•	The ratification of Ernst & Young LLP as Molecular Devices’ independent registered public accounting firm for the fiscal year ending December 31, 2005.

How do I vote?
      You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
      If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card. If you vote by proxy, your shares will be voted as you specify on the proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Molecular Devices. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
      On each matter to be voted upon, you have one vote for each share of common stock you own as of March 31, 2005.
What if I return a proxy card but do not make specific choices?
      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” all the nominees to the Board of Directors and “For” proposals 2 and 3. If any other matter is properly presented at the meeting, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
      Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Molecular Devices’ Secretary at 1311 Orleans Drive, Sunnyvale, California 94089.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
      If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s Annual Meeting?
      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2005, to Molecular Devices’ Secretary at 1311 Orleans Drive, Sunnyvale, California 94089. However, if Molecular Devices’ 2006 Annual Meeting of Stockholders is not held between April 26, 2006 and June 25, 2006, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. If you wish to bring a proposal before the stockholders at next year’s annual meeting that is not included in next year’s proxy materials, you must notify Molecular Devices’ Secretary, in writing, not later than the close of business on March 27, 2006, nor earlier than the close of business on February 25, 2006. We also advise you to review Molecular Devices’ Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. If you do not comply with these requirements, you will not be able to make a stockholder proposal or director nomination at next year’s annual meeting.
How are votes counted?
      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the inspector of election will count the number of “Withhold” votes received by each nominee. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve each proposal?

•	For the election of directors, the eight nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will count towards the quorum but will have no effect.

•	Proposal No. 2, the approval of the Molecular Devices Corporation 2005 Equity Incentive Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	Proposal No. 3, the ratification of Ernst & Young LLP as Molecular Devices’ independent registered public accounting firm for the fiscal year ending December 31, 2005, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 16,920,474 shares outstanding and entitled to vote.
      Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
      Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in Molecular Devices’ quarterly report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1
ELECTION OF DIRECTORS
      There are eight nominees for the eight director positions presently authorized by Molecular Devices’ Board of Directors and Molecular Devices’ Certificate of Incorporation. The names of the persons who are nominees for director and their positions and offices with Molecular Devices are set forth in the table below. Each director to be elected will hold office until the 2006 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of Molecular Devices, having been previously elected by the stockholders. Although there is no formal policy, Molecular Devices encourages its directors to attend Molecular Devices’ annual meetings. Other than Dr. Keegan, none of Molecular Devices’ directors attended the 2004 Annual Meeting of Stockholders.
      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of such substitute nominee as management may propose. Proxies may not be voted for more than eight directors, however. Each of the current directors has been nominated for and has agreed to stand for election and management has no reason to believe that any nominee will be unable to serve.
      The following is a brief biography of each nominee for director, including their respective ages as of March 31, 2005.

Name	Age	Position Held with Molecular Devices

Joseph D. Keegan, Ph.D.	51	President and Chief Executive Officer; Director
Moshe H. Alafi	76	Director
David L. Anderson	61	Director
A. Blaine Bowman	58	Director
Paul Goddard, Ph.D.	55	Director
André F. Marion	69	Director
Harden M. McConnell, Ph.D.	77	Director
J. Allan Waitz, Ph.D.	69	Director
      Joseph D. Keegan, Ph.D., was appointed as President and Chief Executive Officer of Molecular Devices effective March 30, 1998. From 1992 to 1998, Dr. Keegan served in various positions at Becton Dickinson and Company, a research and diagnostic company, including the positions of Vice President, Sales and Service, Vice President, General Manager of the Immunocytometry Systems Division and, most recently, President of the Worldwide Tissue Culture Business. From 1987 to 1992, he was employed by LEICA, Inc., a microscope manufacturer, where he held various senior management positions. Dr. Keegan is a director of Essen Instruments, Inc. Dr. Keegan holds a Ph.D. in Chemistry from Stanford University.
      Moshe H. Alafi has been a director of Molecular Devices since 1985. Mr. Alafi has been the General Partner of Alafi Capital Company, which specializes in forming new companies in the medical, pharmaceutical and biological fields, since January 1984.
      David L. Anderson has been a director of Molecular Devices since 1983. Mr. Anderson has been a Managing Director of the General Partner of Sutter Hill Ventures, A California Limited Partnership, a venture capital company, since 1974. Mr. Anderson is also a director of Dionex Corporation, a leading supplier of analytical instrumentation, and BroadVision, Inc., a software company.
      A. Blaine Bowman has been a director of Molecular Devices since 1985. Mr. Bowman is Chairman of the board of Dionex Corporation, a leading supplier of analytical instrumentation. Prior to that, he was President, Chief Executive Officer and a director of Dionex Corporation from 1980 to 2002.

      Paul Goddard, Ph.D., has been a director of Molecular Devices since September 1995. Since November 2000, Dr. Goddard has served as the Chairman of A.P. Pharma, Inc., which develops, manufactures and sells patented delivery systems to enhance the safety and effectiveness of prescription products. Dr. Goddard served as President and Chief Executive Officer of Elan Pharmaceuticals, a division of Elan PLC, from 1998 through 2000. Dr. Goddard served as Chairman, Chief Executive Officer and Director of Neurex Corporation from 1991 through 1998 when Neurex Corporation was acquired by Elan PLC. From 1976 through February 1991, Dr. Goddard was employed by SmithKline Beecham Corp., a pharmaceutical company, and its predecessors in various positions, most recently as Senior Vice President and Director, Japan-Pacific. In addition to his position at A.P. Pharma, Inc., he is also the Chairman of the board of Xenoport Inc. and Aryx Pharmaceuticals. He is also a director of Onyx Pharmaceuticals, Inc. and Adolor Corporation.
      André F. Marion has been a director of Molecular Devices since September 1995. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chief Operating Officer from 1983 to 1986, its President from 1985 to 1993, its Chief Executive Officer from 1986 to 1993 and its Chairman of the board from 1987 to February 1993, when it merged with the Perkin-Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of Perkin-Elmer Corporation and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion is presently a management consultant and also a director of Cygnus, Inc., Applied Imaging Corp., Alpha M.O.S. and of several privately held corporations.
      Harden M. McConnell, Ph.D., founder of Molecular Devices, has been a director of Molecular Devices since its inception in July 1983. He is the Robert Eckles Swain Professor of Physical Chemistry, Emeritus at Stanford University and a member of the National Academy of Sciences. Dr. McConnell has received many awards in recognition of his scientific work. Most recently these include the 1987 Pauling Medal for Chemistry and, in 1988, the National Academy of Sciences Award in Chemical Sciences. Dr. McConnell has also received the Wolf Prize (1984), the Wheland Medal (1988), the National Medal of Science (1989), the Peter Debeye Award in Physical Chemistry (1990), the Bruker Prize of the Royal Society of Chemistry (1995) and the Welch Award (2002). Dr. McConnell holds a Ph.D. degree from the California Institute of Technology.
      J. Allan Waitz, Ph.D., has been a director of Molecular Devices since 1990. Dr. Waitz is currently retired. Until 1992, Dr. Waitz was President and Chief Executive Officer of DNAX Research Institute of Molecular and Cellular Biology, Inc., a subsidiary of Schering-Plough Corporation, a pharmaceutical company. From 1991 through December 1996, Dr. Waitz served as chairperson of the Area Committee on Microbiology of the National Committee for Clinical Laboratory Standards.
Independence of the Board of Directors
      As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Molecular Devices’ Board of Directors consults with Molecular Devices’ counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect time to time.
      Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Molecular Devices, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of Molecular Devices’ directors are independent directors within the meaning of the applicable Nasdaq listing standards, except Dr. Keegan, the President and Chief Executive Officer of Molecular Devices.

Information Regarding the Board of Directors and its Committees
      Molecular Devices’ Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The following table provides membership information for 2004 for each of these committees:

Name	Audit	Compensation	Nominating

Moshe H. Alafi			X
David L. Anderson		X	X
A. Blaine Bowman	X		X
Paul Goddard, Ph.D.	X		X
André F. Marion	X	X	X
J. Allan Waitz, Ph.D.		X	X
      Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to Molecular Devices.

Audit Committee
      The Audit Committee meets with Molecular Devices’ independent registered public accounting firm at least annually to review, upon completion of the annual audit, financial results for the year, as reported in Molecular Devices’ financial statements; retains Molecular Devices’ independent registered public accounting firm; is responsible for the engagement of Molecular Devices’ independent registered public accounting firm, including the scope, extent and procedures of the audit and the compensation to be paid therefor; assists and interacts with Molecular Devices’ independent registered public accounting firm so that it may carry out its duties in the most efficient and cost effective manner; maintains a log of complaints regarding accounting or auditing matters submitted by employees and conducts the appropriate investigation; and determines and approves all professional services provided to Molecular Devices by its independent registered public accounting firm, prior to commencement of the engagement, and considers the possible effect of such services on the independence of Molecular Devices’ independent registered public accounting firm. The Audit Committee meets at least quarterly. The Audit Committee is governed by a written Audit Committee Charter adopted by the Board of Directors. The Audit Committee charter can be found in the Corporate Governance section of the Investor Relations section of Molecular Devices’ website at www.moleculardevices.com. The Audit Committee is currently composed of Mr. Bowman, Dr. Goddard and Mr. Marion. The Audit Committee held seven meetings during the fiscal year ended December 31, 2004. The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of Molecular Devices’ Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has also determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as defined in the Securities and Exchange Commission rules.

Compensation Committee
      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under Molecular Devices’ stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Mr. Anderson, Mr. Marion and Dr. Waitz. The Compensation Committee held three meetings during the fiscal year ended December 31, 2004. All members of Molecular Devices’ Compensation Committee are independent (as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards).

Nominating Committee
      The Nominating Committee is responsible for (1) identifying, reviewing and evaluating candidates to serve as directors of Molecular Devices; (2) serving as a focal point for communication between such candidates, non-committee directors and Molecular Devices’ management; (3) recommending such candidates to the Board; and (4) making other recommendations to the Board regarding affairs relating to the directors of Molecular Devices, including director compensation. In this regard, the Nominating Committee recommended to the full Board that each of the nominees for director at the Annual Meeting be nominated for director and be submitted to the stockholders for election at the Annual Meeting. The Nominating Committee charter can be found in the Corporate Governance section of the Investor Relations section of Molecular Devices’ website at www.moleculardevices.com. The Nominating Committee is currently composed of Mr. Bowman, Dr. Goddard, Mr. Alafi, Mr. Marion, Dr. Waitz and Mr. Anderson. All members of Molecular Devices’ Nominating Committee are independent (as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating Committee did not hold any meetings during the fiscal year ended December 31, 2004, as all previous decisions regarding director nominations were made by the Board as a whole. The Nominating Committee met on February 16, 2005 to review and recommend director nominations submitted in this proxy statement, which nominations were subsequently approved by the Board.
      The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Molecular Devices, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Molecular Devices’ stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are evaluated by the Nominating Committee in the context of the current composition of the Board, the operating requirements of Molecular Devices and the long-term interests of Molecular Devices’ stockholders. In conducting this assessment, the Committee considers the criteria for director qualifications set by the Board of Directors, as well as diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Molecular Devices to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to Molecular Devices during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee may also use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, Molecular Devices has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
      The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board for inclusion in the proxy statement for Molecular Devices’ annual meeting of stockholders are welcome to deliver a written recommendation to the Nominating Committee at the following address: 1311 Orleans Drive, Sunnyvale, California 94089 at least 120 days prior to the anniversary date of the mailing of Molecular Devices’ proxy statement for the last annual meeting of stockholders. Please include with all submissions the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Molecular Devices’ stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating Committee has not received any such submission from a stockholder of Molecular Devices.
Meetings of the Board of Directors
      The Board of Directors met six times during the last fiscal year and acted twice by unanimous written consent. All directors except for Mr. Alafi and Dr. Goddard attended at least 75% of the meetings of the Board held during the period for which they were a director, and all directors except for Dr. Goddard attended at least 75% of the meetings of the Board committees on which they served held during the period for which they were a committee member. Dr. Goddard attended four meetings of the Board and five meetings of the Audit Committee held during the fiscal year ended December 31, 2004; however, he was unable to attend two meetings of the Board and two meetings of the Audit Committee due to scheduling conflicts. Mr. Alafi attended three meetings of the Board held during the fiscal year ended December 31, 2004; however, he was unable to attend three meetings of the Board due to scheduling conflicts.
Stockholder Communications with the Board of Directors
      Molecular Devices’ Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available in the Corporate Governance section of the Investor Relations section of Molecular Devices’ website at www.moleculardevices.com.
Code of Conduct
      Molecular Devices has adopted the Molecular Devices Corporation Code of Conduct that applies to all officers, directors and employees. The Code of Conduct is available in the Corporate Governance section of the Investor Relations section of Molecular Devices’ website at www.moleculardevices.com. If Molecular Devices makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code to any executive officer or director, Molecular Devices will promptly disclose the nature of the amendment or waiver on its website at the location and address specified above.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1
      The Audit Committee oversees Molecular Devices’ financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in Molecular Devices’ Annual Report on Form 10-K for the year ended December 31, 2004 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The Audit Committee is responsible for reviewing, approving and managing the engagement of Molecular Devices’ independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the Audit Committee deems

      1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Molecular Devices under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

appropriate, including Molecular Devices’ independent registered public accounting firm’s accountability to the Board and the Audit Committee. The Audit Committee reviewed with Molecular Devices’ independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of Molecular Devices’ accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of Molecular Devices’ independent registered public accounting firm’s examination of the financial statements. In addition, the Audit Committee discussed with Molecular Devices’ independent registered public accounting firm the independent registered public accounting firm’s independence from management and Molecular Devices, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also considered whether the provision of non-audit services was compatible with maintaining the independent registered public accounting firm’s independence.
      The Audit Committee discussed with Molecular Devices’ independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets with Molecular Devices’ independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of Molecular Devices’ internal control over financial reporting and the overall quality of Molecular Devices’ financial reporting. The Audit Committee held seven meetings during the fiscal year ended December 31, 2004.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in Molecular Devices’ Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has also retained, subject to stockholder ratification described in Proposal 3, Ernst & Young LLP as Molecular Devices’ independent registered public accounting firm for the fiscal year ending December 31, 2005.

Audit Committee

A. Blaine Bowman
Paul Goddard, Ph.D.
André F. Marion

PROPOSAL 2
APPROVAL OF THE MOLECULAR DEVICES CORPORATION
2005 EQUITY INCENTIVE PLAN
      On April 13, 2005, the Board adopted the Molecular Devices Corporation 2005 Equity Incentive Plan (the “2005 Equity Plan”), subject to stockholder approval. The 2005 Equity Plan is an amendment and restatement of Molecular Devices’ 1995 Stock Option Plan (the “1995 Option Plan”). The 1995 Option Plan was adopted by the Board in October 1995 and was approved by the stockholders. The Board adopted the 2005 Equity Plan in connection with the upcoming termination of the 1995 Option Plan, which will terminate according to its terms in October 2005 if this Proposal 2 is not approved by the stockholders. Options granted under the 1995 Option Plan prior to its amendment and restatement will continue to be subject to the terms and conditions as set forth in the agreements evidencing such options and the terms of the 1995 Option Plan. The key terms of the 1995 Option Plan are similar to those of the 2005 Equity Plan, except as noted otherwise.
      There is an aggregate of 4,333,011 shares of common stock reserved for issuance under the 2005 Equity Plan. This Proposal 2 does not seek an increase in the number of shares that may be issued under the 2005 Equity Plan beyond those reserved for issuance under the 1995 Option Plan. At December 31, 2004, options (net of cancelled or expired options) covering an aggregate of 3,162,461 shares had been granted under the 1995 Option Plan, of which options covering an aggregate of 2,577,427 shares were outstanding, and 1,170,550 shares (plus any shares that might in the future be returned to the 1995 Option Plan as a result of cancellations or expiration of options) remained available for future grant under the 1995 Option Plan.
      The approval of the 2005 Equity Plan will allow Molecular Devices to continue to grant stock options and other awards at levels determined appropriate by the Board. The 2005 Equity Plan will also provide Molecular Devices with greater flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, including stock appreciation rights, stock purchase awards, stock bonus awards and stock unit awards. Accordingly, the 2005 Equity Plan will allow Molecular Devices to utilize a broad array of equity incentives in order to secure and retain the services of employees of Molecular Devices and its affiliates and directors of Molecular Devices, and to provide incentives for such persons to exert maximum efforts for the success of Molecular Devices and its affiliates.
      Stockholders are requested in this Proposal 2 to approve the 2005 Equity Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2005 Equity Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.
      The essential features of the 2005 Equity Plan are outlined below:
General
      The 2005 Equity Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, stock bonus awards, stock unit awards, and other forms of equity compensation (collectively, “stock awards”). By contrast, the 1995 Option Plan provides only for the grant of incentive and nonstatutory stock options. Incentive stock options granted under the 2005 Equity Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2005 Equity Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose
      The Board adopted the 2005 Equity Plan to provide a means to secure and retain the services of employees (including officers) and non-employee directors eligible to receive stock awards, to provide incentives for such individuals to exert maximum efforts for the success of Molecular Devices and its affiliates, and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of Molecular Devices’ common stock through the grant of stock awards.
Administration
      The Board administers the 2005 Equity Plan. Subject to the provisions of the 2005 Equity Plan, the Board has the authority to construe and interpret the plan, to determine the persons to whom and the dates on which stock awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the stock awards.
      The Board has the authority to delegate some or all of the administration of the 2005 Equity Plan to a committee or committees. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. As used herein with respect to the 2005 Equity Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.
Eligibility
      Incentive stock options may be granted under the 2005 Equity Plan only to employees (including officers) of Molecular Devices and its affiliates. Employees (including officers) of Molecular Devices and its affiliates, and non-employee directors of Molecular Devices, are eligible to receive all other types of stock awards under the 2005 Equity Plan. By contrast, under the 1995 Stock Option Plan, nonstatutory stock options may be granted to employees, directors and consultants. All of the approximately 545 employees of Molecular Devices and its affiliates and seven non-employee directors of Molecular Devices are eligible to participate in the 2005 Equity Plan.
      No incentive stock option may be granted under the 2005 Equity Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Molecular Devices or its affiliates, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2005 Equity Plan and any other plans of Molecular Devices and its affiliates) may not exceed $100,000.
      Under the 2005 Equity Plan, no person may be granted stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of the common stock on the date of grant under the 2005 Equity Plan covering more than 500,000 shares of common stock during any calendar year (the “Section 162(m) Limitation”).
Stock Subject to the 2005 Equity Plan
      A maximum of 4,333,011 shares of common stock are available for issuance under the 2005 Equity Plan, all of which were previously reserved for issuance under the 1995 Option Plan. If a stock award granted under the 2005 Equity Plan expires or otherwise terminates without being exercised in full, or if any shares of common stock issued pursuant to a stock award are forfeited to or repurchased by Molecular Devices, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of common stock not issued under such stock award, or forfeited to or repurchased by Molecular Devices shall revert to and again become available for issuance under the 2005 Equity Plan. If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”), the number of shares that are not delivered shall remain available for issuance under the 2005 Equity Plan. If the exercise price of any stock award is satisfied by tendering shares of common stock held by the participant, then the number of shares so tendered shall remain available for issuance under the 2005 Equity Plan. Under the 1995 Option Plan, if any option granted under the 1995 Option Plan or Molecular Devices’ 1988 Stock Option Plan expires or otherwise terminates without having been exercised in full, the shares not acquired under the option will revert to and become available for issuance under the 1995 Option Plan.
      The aggregate maximum number of shares of common stock that may be issued under the 2005 Equity Plan pursuant to the exercise of incentive stock options is 4,333,011 shares plus the amount of any future increase in the number of shares that may be available for issuance under the 2005 Equity Plan.
Terms of Options
      Options may be granted under the 2005 Equity Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2005 Equity Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below. Molecular Devices’ Board of Directors has adopted resolutions setting the terms of options granted to non-employee directors. For a description of these terms, please see “Terms of Options Granted to Non-Employee Directors” below.
      Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant. Accordingly, if this Proposal 2 is approved by the stockholders, all options granted by Molecular Devices under the 2005 Equity Plan must carry an exercise price of at least 100% of the fair market value of the stock on the date of grant. By contrast, the exercise price of nonstatutory stock options under the 1995 Option Plan may not be less than 85% of the fair market value of the stock on the date of grant. As of April 15, 2005, the closing price of Molecular Devices’ common stock as reported on the Nasdaq National Market was $18.74 per share.
      Consideration. The exercise price of options granted under the 2005 Equity Plan must be paid, to the extent permitted by applicable law and at the discretion of the Board, (i) by cash or check, (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other common stock of Molecular Devices, (iv) pursuant to a net exercise arrangement, or (iv) in any other form of legal consideration acceptable to the Board. Under the 1995 Option Plan, the exercise price shall be paid either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board at the time of the grant (A) by delivery of other common stock of Molecular Devices, (B) according to a deferred payment or other arrangement, or (C) in any other form of legal consideration that may be acceptable to the Board.
      Vesting. Options granted under the 2005 Equity Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionholder’s continued service with Molecular Devices or an affiliate, whether such service is performed in the capacity of an employee or director (collectively, “service”) and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the 2005 Equity Plan may be subject to different vesting terms. The Board has the authority to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2005 Equity Plan may permit exercise prior to vesting. However, any unvested shares acquired under such an early exercise arrangement will be subject to repurchase by Molecular Devices, should the participant’s service terminate before vesting.
      Tax Withholding. To the extent provided by the terms of a stock option agreement, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing Molecular Devices to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of Molecular Devices, or by a combination of these means.
      Term. The maximum term of options granted under the 2005 Equity Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years.
      Termination of Service. Options granted under the 2005 Equity Plan generally terminate three months after termination of the participant’s service unless (i) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the participant dies before the participant’s service has terminated, or within generally three months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (iii) the option by its terms specifically provides otherwise. Under the 2005 Equity Plan, the option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws, whereas there is no such provision in the 1995 Option Plan. In no event, however, may an option be exercised beyond the expiration of its term.
      Restrictions on Transfer. Unless provided otherwise by the Board, a participant in the 2005 Equity Plan may not transfer an option other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of the participant, only the participant (or the transferee pursuant to a domestic relations order) may exercise an option. A participant may also designate a beneficiary who may exercise an option following the participant’s death. Shares subject to repurchase by Molecular Devices pursuant to an early exercise arrangement may be subject to restrictions on transfer that the Board deems appropriate.
Terms of Options Granted to Non-Employee Directors
      If this Proposal 2 is approved by the stockholders, Molecular Devices’ 1995 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) will be terminated and no further option grants will be made under the Directors’ Plan. All grants of stock options to non-employee directors will thereafter be made under the 2005 Equity Plan. However, all outstanding option grants under the Directors’ Plan will continue in effect in accordance with their existing terms and conditions. In connection with the adoption of the 2005 Equity Plan, Molecular Devices’ Board of Directors adopted resolutions setting forth the terms of options to be granted to Molecular Devices’ non-employee directors, which are described below. Molecular Devices’ Board may at any time, however, adopt resolutions modifying, amending or otherwise changing the terms of the options to be granted to non-employee directors under the 2005 Equity Plan, subject to any applicable stockholder approval requirements.
      Initial Grant. Each person who is, after the date of the adoption of the 2005 Equity Plan, elected for the first time to be a non-employee director automatically will, at the time of his or her initial election to the Board, receive an option to purchase 10,000 shares of Molecular Devices’ common stock.
      Annual Grant. Following the date of the adoption of the 2005 Equity Plan, each non-employee director will automatically receive an additional option to purchase 4,000 shares of common stock immediately following each annual meeting of stockholders.
      Exercise Price; Consideration. The exercise price of each option granted to the non-employee directors is 100% of the fair market value of the common stock subject to the option on the date of grant. The exercise price may be paid with any type of consideration permitted for other options granted under the 2005 Equity Plan.
      Vesting. The options granted to non-employee directors under the 2005 Equity Plan will become exercisable in installments over a period of four years from the date of grant in equal annual installments commencing on the date one year after the date of the grant. However, attendance at no less than two-thirds (2/3) of the regularly scheduled Board meetings occurring during a vesting installment period is required for the options to become vested with respect to such installment. Failure to satisfy this requirement during any particular installment period will result in an abatement of the vesting of the options during the applicable installment period and the aggregate vesting period of the options will be increased by one additional year. In the event of certain change in control events (as specified in the 2005 Equity Plan), any outstanding options to a non-employee director will be fully accelerated and the option will terminate if not exercised prior to such event. Vesting will cease upon the termination of service of a non-employee director.
      Term. The maximum term of options granted to the non-employee directors under the 2005 Equity Plan is ten years.
      Termination of Service. If a non-employee director’s service on the Board terminates, vested options granted to such director may terminate or may be exercised for some period following termination, depending on the reasons for termination. Non-employee directors generally have twelve months after termination of service in which to exercise their options or eighteen months in the event of their death. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.
Terms of Stock Appreciation Rights
      Stock appreciation rights may be granted under the 2005 Equity Plan pursuant to stock appreciation rights agreements.
      Exercise. Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, Molecular Devices will pay the participant an amount equal to the excess of (i) the aggregate fair market value of Molecular Devices’ common stock on the date of exercise, over (ii) the strike price determined by the Board on the date of grant.
      Settlement of Awards. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of Molecular Devices’ common stock, or any other form of consideration determined by the Board.
      Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.
      Termination of Service. Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Terms of Stock Purchase Awards and Stock Bonus Awards
      Stock purchase awards and stock bonus awards may be granted under the 2005 Equity Plan pursuant to stock purchase award agreements and stock bonus award agreements, respectively.
      Purchase Price. The purchase price for stock purchase awards must be at least the par value of Molecular Devices’ common stock.
      Consideration. The purchase price for stock purchase awards may be payable either (i) in cash or by check, (ii) by past service rendered to Molecular Devices, or (iii) in any other form of legal consideration acceptable to the Board. The Board may grant stock bonus awards in consideration for past services rendered to Molecular Devices or in exchange for any other form of legal consideration acceptable to the Board, without the payment of a purchase price.
      Vesting. Shares of stock acquired under a stock purchase or stock bonus award may, but need not, be subject to a repurchase option in favor of Molecular Devices or forfeiture to Molecular Devices in accordance with a vesting schedule as determined by the Board. The Board has the authority to accelerate the vesting of stock acquired pursuant to a stock purchase or stock bonus award.

      Termination of Service. Upon termination of a participant’s service, Molecular Devices may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable stock purchase award or stock bonus award agreement.
      Restrictions on Transfer. Rights to acquire shares under a stock purchase or stock bonus award may be transferred only upon such terms and conditions as determined by the Board.
Terms of Stock Unit Awards
      Stock unit awards may be granted under the 2005 Equity Plan pursuant to stock unit award agreements.
      Consideration. The purchase price, if any, for stock unit awards may be paid in any form of legal consideration acceptable to the Board.
      Settlement of Awards. A stock unit award may be settled by the delivery of shares of Molecular Devices’ common stock, in cash, or by any combination of these means as determined by the Board.
      Vesting. Stock unit awards vest at the rate specified in the stock unit award agreement as determined by the Board. However, at the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the stock unit award after vesting.
      Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a stock unit award. Molecular Devices does not anticipate paying cash dividends on its common stock for the foreseeable future, however.
      Termination of Service. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s termination of service.
Terms of Other Equity Awards
      The Board may grant other equity awards that are valued in whole or in part by reference to Molecular Devices’ common stock. Subject to the provisions of the 2005 Equity Plan, the Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.
Performance-Based Stock Awards
      Under the 2005 Equity Plan, a stock award may be granted, vest or be exercised based upon certain service conditions or upon the attainment during a certain period of time of certain performance goals. All employees of Molecular Devices and its affiliates and directors of Molecular Devices are eligible to receive performance-based stock awards under the 2005 Equity Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Board. The maximum amount to be received by any individual in any calendar year attributable to such performance-based stock awards may not exceed 500,000 shares of Molecular Devices’ common stock.
      In granting a performance-based stock award, the Board will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such stock award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the 2005 Equity Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.
      Performance goals under the 2005 Equity Plan shall be determined by the Board, based on a service condition or on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total shareholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders’ equity; and (xxxii) other measures of performance selected by the Board.
      The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a performance goal for a performance period in order to prevent the dilution or enlargement of the rights of participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting Molecular Devices, or the financial statements of Molecular Devices, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board’s assessment of the business strategy of Molecular Devices, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by Molecular Devices achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of Molecular Devices by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.
      If this Proposal 2 is approved by the stockholders, compensation attributable to performance-based stock awards under the 2005 Equity Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.
Changes to Capital Structure
      If any change is made to the outstanding shares of Molecular Devices’ common stock without Molecular Devices’ receipt of consideration (whether through a stock split or other specified change in the capital structure of Molecular Devices), appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2005 Equity Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and/or stock appreciation rights or performance-based stock awards per calendar year pursuant to the Section 162(m) Limitation, and (iii) the number and/or class of securities and the price per share in effect under each outstanding stock award under the 2005 Equity Plan.

Corporate Transactions; Changes in Control
      Under the 2005 Equity Plan, unless otherwise provided in a written agreement between Molecular Devices or any affiliate and the holder of the stock award, in the event of a corporate transaction (as specified in the 2005 Equity Plan and described below), all outstanding stock awards under the 2005 Equity Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with Molecular Devices or its affiliates has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and (ii) with respect to any stock awards that are held by individuals whose continuous service with Molecular Devices or its affiliates has terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by Molecular Devices with respect to such stock awards shall not terminate and may continued to be exercised notwithstanding the corporate transaction). In the event a stock award will terminate if not exercised, the Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment equal to the excess of the value of the property the holder would have received upon exercise over any exercise price.
      Other stock awards, such as stock purchase awards, may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction. If such repurchase or forfeiture rights are not assigned, then such stock awards will become fully vested.
      For purposes of the 2005 Equity Plan, a corporate transaction will be deemed to occur in the event of (i) a sale of all or substantially all of the consolidated assets of Molecular Devices and its subsidiaries, (ii) the sale of at least 90% of the outstanding securities of Molecular Devices, (iii) the consummation of a merger or consolidation in which Molecular Devices is not the surviving corporation, or (iv) the consummation of a merger or consolidation in which Molecular Devices is the surviving corporation but shares of Molecular Devices’ outstanding common stock are converted into other property by virtue of the transaction.
      The Board has the discretion to provide that a stock award under the 2005 Equity Plan will immediately vest as to all or any portion of the shares subject to the stock award (i) immediately upon the occurrence of certain specified change in control transactions, whether or not such stock award is assumed, continued, or substituted by a surviving or acquiring entity in the transaction, or (ii) in the event a participant’s service with Molecular Devices or a successor entity is terminated, actually or constructively, within a designated period following the occurrence of certain specified change in control transactions (as defined in the 2005 Equity Plan). Stock awards held by participants under the 2005 Equity Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement.
      Under the 1995 Option Plan, in the event of (i) a dissolution, liquidation or sale of substantially all of the assets of Molecular Devices; (ii) a merger or consolidation in which Molecular Devices is not the surviving corporation; or (iii) a reverse merger in which Molecular Devices is the surviving corporation but the shares of Molecular Devices’ common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, then to the extent permitted by applicable law, any surviving corporation shall assume any options outstanding under the 1995 Option Plan or shall substitute similar options for those outstanding under the 1995 Option Plan, or such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options, then, with respect to options held by persons then performing services as employees, directors or consultants, such options shall be terminated if not exercised prior to such event; provided, however, that the time during which such options may be exercised may, at the discretion of the Board, be accelerated and the options terminated if not exercised prior to such event.
      The acceleration of vesting of a stock award in the event of a corporate transaction or change in the ownership or control of Molecular Devices under the 2005 Equity Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Molecular Devices.
Duration, Termination and Amendment
      The Board may suspend or terminate the 2005 Equity Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 2005 Equity Plan will terminate on April 12, 2015. The 1995 Option Plan will terminate on October 29, 2005 in the event that the stockholders do not approve this Proposal 2.
      The Board may amend or modify the 2005 Equity Plan at any time. However, no amendment shall be effective unless approved by the stockholders of Molecular Devices to the extent stockholder approval is necessary to satisfy applicable law.
      The Board also may submit any other amendment to the 2005 Equity Plan intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.
      The Board may not, under the 2005 Equity Plan, without obtaining the prior approval of the stockholders of Molecular Devices, (i) reduce the exercise price of any outstanding option under the 2005 Equity Plan; (ii) cancel or accept any outstanding option under the 2005 Equity Plan and grant in substitution or exchange therefor a new option or other stock award under the 2005 Equity Plan or another equity plan of Molecular Devices covering the same or a different number of shares of common stock; (iii) cancel or accept any outstanding option under the 2005 Equity Plan and grant in substitution or exchange therefor cash or any other valuable consideration; or (iv) conduct any other action that is treated as a repricing under generally accepted accounting principles.
Federal Income Tax Information
      The following is a summary of the principal United States federal income taxation consequences to employees and Molecular Devices with respect to participation in the 2005 Equity Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
      Incentive Stock Options. Incentive stock options granted under the 2005 Equity Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or Molecular Devices by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
      If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, Molecular Devices will not be entitled to any income tax deduction.
      Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.
      To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Molecular Devices will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

      Nonstatutory Stock Options. No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, Molecular Devices will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.
      However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by Molecular Devices in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when Molecular Devices’ repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.
      Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
      Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Molecular Devices is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, Molecular Devices will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.
      Stock Purchase Awards and Stock Bonus Awards. Upon receipt of a stock purchase or stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. Molecular Devices will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.
      However, if the shares issued upon the grant of a stock purchase or stock bonus award are unvested and subject to repurchase by Molecular Devices in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when Molecular Devices’ repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (x) the fair market value of the shares on the date of issuance, over (y) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.
      Upon disposition of the stock acquired upon the receipt of a stock purchase or stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

      Stock Unit Awards. No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and Molecular Devices will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Molecular Devices will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.
      Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Molecular Devices, may cause this limitation to be exceeded in any particular year.
      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.
      Compensation attributable to stock options or stock appreciation rights with exercise or strike prices less than fair market value on the date of grant, stock purchase awards, stock bonus awards, and stock unit awards will qualify as performance-based compensation, provided that: (i) the award is approved by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).
New Plan Benefits
      The following table presents certain information with respect to options to be granted under the 2005 Equity Plan to all non-employee directors as a group immediately following this year’s Annual Meeting, assuming stockholder approval of this Proposal 2:
Molecular Devices Corporation 2005 Equity Incentive Plan

Number of Shares
Underlying
Name and Position	Options Granted

Non-employee directors as a group	28,000

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as Molecular Devices’ independent registered public accounting firm for the fiscal year ending December 31, 2005, and has further directed that management submit the selection of Ernst & Young LLP as Molecular Devices’ independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited Molecular Devices’ financial statements since its inception in 1983. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Stockholder ratification of the selection of Ernst & Young LLP as Molecular Devices’ independent registered public accounting firm is not required by Molecular Devices’ Bylaws or otherwise. However the Board of Directors, on behalf of the Audit Committee, is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Molecular Devices and its stockholders.
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.
Principal Accountant Fees
      The following is a summary of the aggregate fees billed to Molecular Devices by Ernst & Young LLP for professional services rendered during the fiscal years ended December 31, 2004 and 2003.

	Fiscal Year Ended
	December 31,

	2004	2003

Audit Fees	$959,000	$260,000
Audit-Related Fees	313,000	229,000
Tax Fees	—	199,000
All Other Fees	—	—

Total Fees	$1,272,000	$688,000

      Audit Fees. Consists of fees billed for professional services rendered for the audit of Molecular Devices’ financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
      Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Molecular Devices’ financial statements and are not reported under “Audit Fees.” During the fiscal years ended December 31, 2004 and 2003, these services included assurance and related services associated with potential and completed business development transactions, as well as audits of Molecular Devices’ 401(k) plan.

      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. During the fiscal year ended December 31, 2004, Ernst & Young LLP did not provide tax services to Molecular Devices. During the fiscal year ended December 31, 2003, these services included tax compliance services, preparation of income tax returns and international tax advice and planning services.
      All Other Fees. During each of the fiscal years ended December 31, 2004 and 2003, no fees were billed by Ernst & Young LLP other than as set forth under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.
Pre-Approval of Audit and Non-Audit Services
      Our Audit Committee pre-approves all audit and permissible non-audit services provided by Molecular Devices’ independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis. The Chairman of the Audit Committee is also authorized to pre-approve any services, provided the Audit Committee is advised at its next meeting of any services pre-approved by the Chairman.
      The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of Molecular Devices’ common stock as of March 15, 2005 (except as noted) by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table presented later in this proxy statement; (iii) all executive officers and directors of Molecular Devices as a group; and (iv) all those known by Molecular Devices to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)

	Number of	Percent of
Beneficial Owner	Shares	Total

Brown Capital Management, Inc.(2) 1201 North Calvert Street Baltimore, Maryland 21202	2,066,070	12.2%
Wellington Management Company, LLP(3) 75 State Street Boston, Massachusetts 02109	1,043,700	6.2%
Joseph D. Keegan, Ph.D.(4)	372,216	2.2%
Moshe H. Alafi(5)	348,540	2.1%
Harden M. McConnell, Ph.D.(6)	247,467	1.5%
Timothy A. Harkness(7)	189,165	1.1%
Robert J. Murray(8)	134,399	*
A. Blaine Bowman(9)	120,666	*
Patricia C. Sharp(10)	130,042	*
David L. Anderson(11)	69,407	*
Paul Goddard, Ph.D.(12)	42,500	*
J. Allan Waitz, Ph.D.(13)	39,000	*
Thomas J. O’Lenic(14)	43,306	*
André F. Marion(15)	27,000	*
All directors and executive officers as a group (17 persons)(16)	2,226,881	12.3%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Molecular Devices believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 16,914,149 shares outstanding on March 15, 2005, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o Molecular Devices at the address on the first page of this proxy statement.

(2)	Based upon a Schedule 13G filed with the SEC on February 9, 2005 by Brown Capital Management, Inc. (“BCM”) in its capacity as a registered investment adviser. Such shares are owned by various investment advisory clients of BCM, which is deemed to be a beneficial owner of such shares, due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. BCM has sole dispositive power over such shares and has sole voting power over 779,920 of such shares. Persons other than BCM have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. Schedule 13G provides information only as of December 31, 2004 and, consequently, BCM’s beneficial ownership of Molecular Devices’ common stock may have changed between December 31, 2004 and March 15, 2005.

(3)	Based upon a Schedule 13G filed with the SEC on February 14, 2005 by Wellington Management Company, LLP (“WMC”) in its capacity as an investment adviser. Such shares are owned of record by clients of WMC which clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. In its capacity as an investment adviser, WMC may be deemed to beneficially own such shares. WMC has shared dispositive power over such shares and shared voting power over 723,500 of such shares. Schedule 13G provides information only as of December 31, 2004 and, consequently, WMC’s beneficial ownership of Molecular Devices’ common stock may have changed between December 31, 2004 and March 15, 2005.

(4)	Includes 5,766 shares held by the Keegan 1990 Revocable Trust UAD 4/27/90, of which Dr. Keegan is a trustee, and includes 351,968 shares that may be acquired within 60 days after March 15, 2005 pursuant to outstanding stock options.

(5)	Includes 306,040 shares beneficially owned by Alafi Capital Company, of which Mr. Alafi, a director of Molecular Devices, is a general partner, and includes 42,500 shares that may be acquired within 60 days after March 15, 2005 pursuant to outstanding stock options.

(6)	Includes 221,467 shares held by the Harden M. McConnell and Sophia G. McConnell Trust DTD 3/29/82, of which Dr. McConnell is a co-trustee, and includes 26,000 shares that may be acquired within 60 days after March 15, 2005 pursuant to outstanding stock options.

(7)	Includes 182,654 shares that may be acquired within 60 days after March 15, 2005 pursuant to outstanding stock options.

(8)	Includes 106,279 shares that may be acquired within 60 days after March 15, 2005 pursuant to outstanding stock options.

(9)	Includes 48,166 shares beneficially owned by Dionex Corporation, of which Mr. Bowman is Chairman of the board, and includes 32,500 shares that may be acquired within 60 days after March 15, 2005 pursuant to outstanding stock options. Mr. Bowman disclaims beneficial ownership of the shares held by Dionex Corporation within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(10)	Includes 126,717 shares that may be acquired within 60 days after March 15, 2005 pursuant to outstanding stock options.

(11)	Includes 26,907 shares held by the Anderson Living Trust UAD 1/22/98, of which Mr. Anderson is a trustee, and includes 42,500 shares that may be acquired within 60 days after March 15, 2005 pursuant to outstanding stock options. Mr. Anderson disclaims beneficial ownership of the shares held by the Anderson Living Trust UAD 1/22/98 within the meaning of Rule 13d-3 under the Exchange Act.

(12)	Consists solely of shares that may be acquired within 60 days after March 15, 2005 pursuant to outstanding stock options.

(13)	Includes 32,500 shares that may be acquired within 60 days after March 15, 2005 pursuant to outstanding stock options.

(14)	Includes 42,599 shares that may be acquired within 60 days after March 15, 2005 pursuant to outstanding stock options.

(15)	Consists solely of shares that may be acquired within 60 days after March 15, 2005 pursuant to outstanding stock options.

(16)	Includes 725,861 shares held by entities affiliated with certain directors and officers and 1,214,361 shares that certain directors and officers have the right to acquire within 60 days after March 15, 2005 pursuant to outstanding stock options.

Equity Compensation Plan Information
      The following table provides certain information with respect to all of Molecular Devices’ equity compensation plans in effect as of December 31, 2004:

	Number of Securities		Number of Securities
	to be Issued	Weighted-Average	Remaining Available for
	upon Exercise	Exercise Price	Issuance under Equity
	of Outstanding	of Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,912,935	$25.35	1,224,349	(1)
Equity compensation plans not approved by security holders(2)	92,125	$17.99	6,032

Total	3,005,060	$25.12	1,230,381	(1)

(1)	Of these shares, 91,299 shares remained available for the grant of future rights under the Molecular Devices Corporation 1995 Employee Stock Purchase Plan.

(2)	Represents shares issuable upon the exercise of outstanding options under the Molecular Devices Corporation 2001 Stock Option Plan and shares remaining available for issuance thereunder. The table does not include information with respect to shares subject to outstanding options granted under equity compensation arrangements assumed by Molecular Devices in connection with the acquisitions of LJL BioSystems, Inc. in August 2000 and Axon Instruments, Inc. in July 2004. As of December 31, 2004, a total of 508,592 shares of Molecular Devices’ common stock were issuable upon the exercise of outstanding options under those assumed arrangements at a weighted average exercise price of $21.63. No additional options may be granted under those assumed arrangements.

Molecular Devices Corporation 2001 Stock Option Plan
      The Molecular Devices Corporation 2001 Stock Option Plan, or 2001 Plan, was adopted by the Board in July 2001 without the approval of Molecular Devices’ security holders. An aggregate of 100,000 shares of Molecular Devices’ common stock have been reserved for issuance under the 2001 Plan. As of December 31, 2004, options to purchase 92,125 shares of common stock were outstanding under the 2001 Plan, and 6,032 shares (plus any shares that might in the future be returned to the 2001 Plan as a result of cancellations or expiration of options) remained available for grant. The 2001 Plan provides for the grant of nonstatutory stock options only to employees who, at the time of grant, are working or residing outside of the United States and are not officers or directors of Molecular Devices. The exercise price of nonstatutory stock options granted under the 2001 Plan may not be less than 85% of the fair market value of a share of Molecular Devices’ common stock on the date of grant. All stock options have a maximum term of twelve years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in favor of Molecular Devices that expire over the vesting period. The Board at any time, and from time to time, may amend the 2001 Plan, provided that the rights of an optionholder under the 2001 plan cannot be impaired without the optionholder’s consent. Certain amendments require stockholder approval, if necessary for the 2001 Plan to satisfy Nasdaq or other securities exchange listing requirements. In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of Molecular Devices; (2) a merger or consolidation in which Molecular Devices is not the surviving corporation; or (3) a reverse merger in which Molecular Devices is the surviving corporation but the shares of Molecular Devices’ common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law, any surviving corporation shall either assume the options or shall substitute similar options for those outstanding under the 2001 Plan, or such options shall terminate to the extent not exercised prior to such event; provided, however, that at the discretion of the Board, the options may be accelerated prior to such event.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires Molecular Devices’ directors and executive officers, and persons who own more than ten percent of a registered class of Molecular Devices’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Molecular Devices. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Molecular Devices with copies of all Section 16(a) forms they file.
      To Molecular Devices’ knowledge, based solely on a review of the copies of such reports furnished to Molecular Devices and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report on Form 4, covering four transactions, was filed late by Dr. Keegan, and one amendment, covering one transaction, was filed by Dr. Finkel to correct an error in a previously timely filed report on Form 4.

EXECUTIVE OFFICERS OF THE COMPANY
      Molecular Devices’ executive officers, their ages and their positions as of March 31, 2005, are as follows:

Name	Age	Position Held with Molecular Devices

Joseph D. Keegan, Ph.D.	51	President, Chief Executive Officer
Timothy A. Harkness	38	Senior Vice President, Chief Financial Officer
Alan Finkel, Ph.D.	52	Senior Vice President, Chief Technology Officer
Steven Davenport	39	Vice President, European Operations
Jan Hughes	44	Vice President, Worldwide Marketing
Gillian M.K. Humphries, Ph.D.	66	Vice President, Strategic Affairs
Robert J. Murray	56	Vice President, Operations
Thomas J. O’Lenic	41	Vice President, North American Sales and Service
Patricia C. Sharp	61	Vice President, Human Resources
J. Richard Sportsman, Ph.D.	52	Vice President, Assay and Reagent Research and Development
      Joseph D. Keegan, Ph.D., was appointed as President and Chief Executive Officer of Molecular Devices effective March 30, 1998. From 1992 to 1998, Dr. Keegan served in various positions at Becton Dickinson and Company, a research and diagnostic company, including the positions of Vice President, Sales and Service, Vice President, General Manager of the Immunocytometry Systems Division and, most recently, President of the Worldwide Tissue Culture Business. From 1987 to 1992, he was employed by LEICA, Inc., a microscope manufacturer, where he held various senior management positions. Dr. Keegan is a director of Essen Instruments, Inc. Dr. Keegan holds a Ph.D. in Chemistry from Stanford University.
      Timothy A. Harkness has served as Molecular Devices’ Chief Financial Officer since July 1998 and was appointed as Senior Vice President and Chief Financial Officer effective August 1, 2004. From 1997 to 1998, Mr. Harkness was Vice President of Business Development at Vivra Specialty Partners, a physician practice management company. Previously, Mr. Harkness was with Montgomery Securities in the Health Care Investment Banking Group from 1994 to 1997 and with Arthur Andersen & Co. from 1989 to 1992. Mr. Harkness holds an MBA from Stanford University Graduate School of Business and is a CPA.
      Alan Finkel, Ph.D. was appointed as Vice President and Chief Technical Officer effective July 1, 2004, and Senior Vice President and Chief Technology Officer, effective August 1, 2004. Dr. Finkel was the founder of Axon Instruments, Inc. and served as its CEO from 1983 to June 2004. From 2000 to 2003, Dr. Finkel was Adjunct Professor in the School of Biomedical Sciences at the University of Queensland and a Member of the John Curtin School of Medical Research Strategic Advisory Committee. From 1984 to 1987, Dr. Finkel was a Consulting Assistant Professor of Surgery, Stanford University. In 1981 and 1982, Dr. Finkel was a Research Fellow at the John Curtin School of Medical Research at the Australian National University in Canberra. Dr. Finkel received his doctorate in Electrical Engineering at Monash University, Australia, in 1981.
      Steven Davenport was appointed as Vice President, European Operations of Molecular Devices on February 16, 2005. Mr. Davenport joined Molecular Devices in March 2002 and served as Molecular Devices’ General Manager European Operations. From 1989 to 2002, Mr. Davenport was employed by Amersham plc and Amersham Biosciences (now a part of GE Healthcare) in a variety of roles involving sales of technologies for genomics, proteomics and high throughput screening to pharmaceutical companies throughout Europe. From August 2001 to March 2002, Mr. Davenport held the post of European Business Director Technology Programs with Amersham Biosciences. Mr. Davenport holds a first class honors degree in Applied Chemistry from the University of Wales Institute of Science and Technology, Cardiff, UK.
      Jan Hughes was appointed as Vice President, Worldwide Marketing of Molecular Devices on February 16, 2005. Mr. Hughes joined Molecular Devices in September 2003 as Director of Product Development, IonWorks and was subsequently promoted to Vice President of Product Development, IonWorks in March 2004. In 1994, Mr. Hughes co-founded Argonaut Technologies, Inc., a bioanalytical instrument company, where he served in various capacities until September 2003, including most recently as Senior Vice President and Chief Technology Officer. Prior to co-founding Argonaut, Mr. Hughes was employed by Applied Biosystems, a bioanalytical instrument company, for approximately ten years where he led instrument product development efforts in protein sequencing, amino acid analysis and both DNA and protein synthesis. Mr. Hughes holds a BS in Mechanical Engineering from Cal Poly, San Luis Obispo.
      Gillian M.K. Humphries, Ph.D., has served as a Vice President of Molecular Devices since March 1990. Dr. Humphries served as a consultant to Molecular Devices since its inception in 1983. In 1984, Dr. Humphries joined Molecular Devices on a full time basis as a research scientist and, from 1985 to 1990, she served as Director of MAXline and Cytosensor Development. Dr. Humphries holds a Ph.D. in Biochemistry from Stanford University and an MS in Biochemistry from San Jose State University.
      Robert J. Murray has served as Vice President, Operations since July 1995. Mr. Murray served as Molecular Devices’ Director of Operations from 1993 to 1995. During 1993, Mr. Murray was a consultant to Tandem Computers, Incorporated, a computer manufacturer. From 1991 to 1993, Mr. Murray was Vice President of Marketing and Manufacturing at Electromer Corporation, an electronic component company, and from 1989 to 1991, as Vice President and General Manager of Comptronix Corp., a contract manufacturing company. Prior to that, Mr. Murray was Vice President of Operations of Gould, Inc., a diversified conglomerate. Mr. Murray holds an M.S. in Electrical Engineering from San Jose State University and a B.S. from the University of California at Davis.
      Thomas J. O’Lenic has served as Vice President, North American Sales and Service since January 2002. From 1995 to 2002, Mr. O’Lenic served in various Sales Management positions at Molecular Devices, most recently as Director of North American Sales, Life Sciences Division. From 1994 to 1995, Mr. O’Lenic was with PerSeptive Biosystems, a bioanalytical instrument company. From 1990 to 1994, Mr. O’Lenic worked for Millipore Corporation, a multinational bioscience company, and from 1989 to 1990, he worked for Bios Corporation, a life science products company. Mr. O’Lenic holds a B.S. in Biology from the University of South Florida.
      Patricia C. Sharp has served as Vice President, Human Resources since September 2000. From 1997 to 2000, Ms. Sharp served as Human Resources consultant at Sharp Associates Consulting specializing in Human Resources management, leadership and organizational development. Previously, Ms. Sharp worked at Apple Computer, Inc. as Senior Vice President, Human Resources. Ms. Sharp has a B.A. in Behavioral Sciences from San Jose State University.
      J. Richard Sportsman, Ph.D., has served as Vice President, Assay and Reagent Research and Development, since August 2002. From 2000 to 2002, Dr. Sportsman served as Director of Biochemistry of Molecular Devices. From 1998 to 2000, Dr. Sportsman served as Senior Director, Assay Systems, at LJL BioSystems. From 1993 to 1998, Dr. Sportsman served as a Staff Scientist and Director of Molecular Recognition at Telik, Inc. (formerly Terrapin Technologies, Inc.).

EXECUTIVE COMPENSATION
Compensation of Directors
      Each member of Molecular Devices’ Board of Directors, other than Molecular Devices’ Chief Executive Officer, Dr. Keegan, receives an annual retainer of $10,000 (with the exception of Molecular Devices’ Audit Committee Chairman, Mr. Bowman, who receives $12,000) payable semiannually. Each director also receives $1,500 for each Board meeting attended in person by such director and $750 for each meeting attended via teleconference. Each Board committee member receives $1,000 for each committee meeting attended in person and $500 for each meeting attended via teleconference. The total compensation paid to non-employee directors in fiscal year 2004 was $136,500. In addition, the members of the Board may be reimbursed for out-of-pocket and travel expenses incurred in connection with attendance at Board and committee meetings.
      In September 1995, the Board adopted the Directors’ Plan to provide for the automatic grant of options to purchase shares of common stock to non-employee directors of Molecular Devices. Pursuant to the terms of the Directors’ Plan, each non-employee director was automatically granted an option to purchase 10,000 shares of common stock on the date of his or her election to the Board. Thereafter, each non-employee director was automatically granted an option to purchase an additional 4,000 shares of common stock immediately following each annual meeting of stockholders. Outstanding options under the Directors’ Plan vest over a period of four years from the date of grant in equal annual installments. The exercise price of options granted under the Directors’ Plan must equal or exceed the fair market value of the common stock on the date of grant. No option granted under the Directors’ Plan may be exercised after the expiration of ten years from the date it was granted. Options granted under the Directors’ Plan are generally non-transferable. In the event of a merger or consolidation, or a reverse merger or reorganization in which Molecular Devices is not the surviving corporation, options outstanding under the Directors’ Plan will automatically become fully vested and will terminate if not exercised prior to such event. The Board may suspend or terminate the Directors’ Plan at any time. Assuming stockholder approval of the 2005 Equity Plan, the Directors’ Plan will be terminated, and all option grants to non-employee directors will thereafter be made under the 2005 Equity Plan. For more information, please refer to the information under “Proposal 2 — Approval of the Molecular Devices Corporation 2005 Equity Incentive Plan.”
      As indicated above, the Directors’ Plan provides for the automatic grant of an option to purchase 4,000 shares of common stock to each non-employee director immediately following each annual meeting of stockholders. However, during 2003 and 2004, no automatic grants of options were validly made to the non-employee directors under the Directors’ Plan because there were not sufficient shares of common stock available for issuance under the Directors’ Plan at the time of the 2003 and 2004 Annual Meetings of Stockholders. If sufficient shares of common stock had been available for issuance under the Directors’ Plan, each non-employee director would have received an option to purchase 4,000 shares of common stock at an exercise price of $16.91 per share in 2003 and an option to purchase 4,000 shares of common stock at an exercise price of $17.94 per share in 2004. Accordingly, on April 13, 2005, the Board approved the grant to each non-employee director under the 1995 Option Plan of options to purchase an aggregate of 8,000 shares of common stock at an exercise price of $19.25 per share, the fair market value of the common stock on the date of grant. The vesting schedules, expiration date and other terms of these options generally reflect the vesting, expiration date and other terms that would have applied if the options had been granted as automatic grants under the Directors’ Plan in 2003 and 2004. In addition, the Board approved the payment of $14,600 in cash to each non-employee director, which amount was intended to compensate the non-employee directors for the difference in exercise prices between the exercise prices at which options would have been automatically granted under the Directors’ Plan in 2003 and 2004 and the exercise price of the options granted in April 2005.

Compensation of Executive Officers
      The following table shows for the calendar years ended December 31, 2002, 2003 and 2004, compensation awarded or paid to, or earned by, the persons who served as Molecular Devices’ Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2004 (the “Named Executive Officers”).
Summary Compensation Table

							Long-Term
		Annual Compensation					Compensation

					Other Annual		Securities	All Other
			Bonus		Compensation		Underlying	Compensation
Name and Principal Position	Year	Salary ($)	($)(1)		($)		Options (#)	($)(2)

Joseph D. Keegan, Ph.D.	2004	$396,667	$645,000		$28,515	(3)	60,000	$16,230
President and Chief	2003	377,445	468,084		13,130	(4)	47,500	9,029
Executive Officer	2002	364,999	370,000		13,800	(5)	60,000	11,887
Timothy A. Harkness	2004	260,833	234,750		750	(6)	35,000	10,930
Senior Vice President	2003	237,499	142,500		—		32,500	3,104
and Chief Financial Officer	2002	224,999	110,000		74,275	(7)	35,000	4,560
Robert J. Murray	2004	209,633	125,780		—		25,000	4,514
Vice President,	2003	201,500	90,675		—		22,500	8,234
Operations	2002	195,000	78,000		—		25,000	6,253
Patricia C. Sharp	2004	209,633	125,780		13,659	(7)	25,000	3,848
Vice President,	2003	201,500	100,750		13,659	(7)	25,000	5,191
Human Resources	2002	195,000	87,750		—		27,500	5,293
Thomas J. O’Lenic	2004	200,400	140,280		3,399	(6)	25,000	4,485
Vice President, North	2003	191,167	95,583		2,152	(6)	22,500	3,757
American Sales and	2002	185,000	65,167	(8)	21,718	(9)	40,000	3,396
Service

(1)	Represents amounts accrued by Molecular Devices in 2002, 2003 and 2004 but paid in 2003, 2004 and 2005 at the election of Molecular Devices.

(2)	Represents the taxable portion of group life insurance paid by Molecular Devices, supplemental health plan amounts reimbursed by Molecular Devices, and Molecular Devices’ discretionary contributions to the executive officer’s 401(k) account.

(3)	Consists of the following payments made by Molecular Devices: (i) $12,000 for the use of an automobile and (ii) $16,515 for professional services.

(4)	Consists of the following payments made by Molecular Devices: (i) $12,000 for the use of an automobile and (ii) $1,130 for professional services.

(5)	Consists of the following payments made by Molecular Devices: (i) $12,000 for the use of an automobile and (ii) $1,800 for professional services.

(6)	Consists of payments made by Molecular Devices for the use of an automobile.

(7)	Represents loan amount forgiven by Molecular Devices for the previous payment of certain taxes.

(8)	Represents $9,567 in commissions earned and $55,600 in bonuses earned.

(9)	Consists of the following payments made by Molecular Devices: (i) $1,118 for the use of an automobile, (ii) $12,496 for relocation costs, and (iii) $8,104 in reimbursement for taxes related to the payment of relocation costs.

Stock Option Grants and Exercises
      The following tables show, for the fiscal year ended December 31, 2004, certain information regarding options granted to, exercised by, and held at year end by, each of the Named Executive Officers. All options were granted pursuant to the 1995 Option Plan. During the last fiscal year, options were granted under the 1995 Option Plan covering shares in the amounts as follows: all executive officers as a group totaled 271,000 shares, and all employees (excluding executive officers) as a group totaled 186,600 shares.
Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value
					at Assumed Annual Rates
	Number of	Percentage of			of Stock Price
	Securities	Total Options			Appreciation for Option
	Underlying	Granted to	Exercise or		Term(3)
	Options	Employees in	Base Price	Expiration
Name	Granted (#)(1)	Fiscal Year(2)	($/SH)	Date	5% ($)	10% ($)

Joseph D. Keegan, Ph.D.	60,000	12.13%	$19.66	02/11/14	$741,844	$1,879,979
Timothy A. Harkness	35,000	7.08%	19.66	02/11/14	432,742	1,096,654
Robert J. Murray	25,000	5.06%	19.66	02/11/14	309,102	783,324
Patricia C. Sharp	25,000	5.06%	19.66	02/11/14	309,102	783,324
Thomas J. O’Lenic	25,000	5.06%	19.66	02/11/14	309,102	783,324

(1)	The options have a ten-year term, subject to earlier termination upon death, disability or termination of employment. Options vest at the rate of 25% per year. The exercise price per share was equal to the fair market value of Molecular Devices’ common stock on the date of grant.

(2)	Based upon options to purchase 494,500 shares granted to employees of Molecular Devices during the fiscal year ended December 31, 2004.

(3)	The potential realizable value is calculated based on the term of the option at its time of grant, or ten years, compounded annually. Assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the SEC. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. No gain to the optionee is possible unless the stock price increases over the option term.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the
	Shares		Options at December 31,		Money Options at
	Acquired on	Value	2004 (#)(1)		December 31, 2004 ($)(2)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph D. Keegan, Ph.D.	—	—	316,031	112,969	$162,907	$139,956
Timothy A. Harkness	—	—	163,280	64,220	186,052	93,099
Robert J. Murray	—	—	92,530	45,470	62,008	64,792
Patricia C. Sharp	—	—	112,343	47,657	46,482	70,768
Thomas J. O’Lenic	28,468	$139,287	29,474	47,658	6,902	64,792

(1)	Reflects shares vested and unvested at December 31, 2004.

(2)	Value is based on the fair market value of Molecular Devices’ common stock at December 31, 2004 ($20.10) with respect to in-the-money options minus the exercise price of the options.

Employment, Severance and Change of Control Arrangements

Chief Executive Officer Key Employee Agreement
      On July 29, 2004, Molecular Devices entered into an Amended Key Employee Agreement with Joseph D. Keegan, Ph.D., President and Chief Executive Officer of Molecular Devices. The agreement supersedes and replaces Dr. Keegan’s original Key Employment Agreement with Molecular Devices and the Change in Control Severance Benefit Plan established by Molecular Devices for Dr. Keegan. Pursuant to the terms of the agreement, Dr. Keegan will receive a base salary of $400,000, which will be reviewed annually, and will be eligible for a discretionary performance bonus of up to 100% of his base salary based on the attainment of certain corporate goals established in agreement with the Board of Directors.
      In the event Dr. Keegan is terminated without cause or Dr. Keegan resigns from Molecular Devices for good reason, other than in connection with a change in control, Dr. Keegan will, subject to certain conditions, be entitled to receive certain severance benefits, including the following:

•	Molecular Devices will retain Dr. Keegan as a consultant for a period of one year following his termination, during which time he will be entitled to a monthly cash payment equal to 1/12th of the sum of (i) his annual base salary in effect at the time of his termination plus (ii) the bonus amount Dr. Keegan would have earned at 100% of target for the year in which the termination occurs.

•	The outstanding stock options held by Dr. Keegan as of the date of his termination will become fully vested and exercisable as of that date.
      In the event Dr. Keegan is terminated without cause or Dr. Keegan resigns from Molecular Devices for good reason within two months prior to, or 24 months after, a change in control, Dr. Keegan will, subject to certain conditions, be entitled to receive certain severance benefits (in lieu of the severance benefits described above), including the following:

•	Dr. Keegan will be entitled to a single lump-sum payment equal to the sum of (i) 24 months of his annual base salary in effect at the time of his termination, plus (ii) a bonus amount equal to twice what Dr. Keegan would have earned at 100% of target for the year in which the termination occurs.

•	The outstanding stock options held by Dr. Keegan as of the date of his termination will become fully vested and exercisable as of that date.

Chief Financial Officer Employment Agreement
      On December 17, 2004, Molecular Devices entered into an Amended Key Employee Agreement with Timothy A. Harkness, Senior Vice President and Chief Financial Officer of Molecular Devices. The agreement supersedes and replaces Mr. Harkness’ original offer letter agreement with Molecular Devices and the Change in Control Severance Benefit Plan established by Molecular Devices for Mr. Harkness. Pursuant to the terms of the agreement, Mr. Harkness will receive a base salary of $275,000, which will be reviewed annually, and will be eligible for a discretionary performance bonus of up to 60% of his base salary based on the attainment of certain corporate goals established in agreement with the Chief Executive Officer of Molecular Devices.
      In the event Mr. Harkness is terminated without cause or Mr. Harkness resigns from Molecular Devices for good reason, other than in connection with a change in control, Mr. Harkness will, subject to certain conditions, be entitled to receive certain severance benefits, including the following:

•	Molecular Devices will retain Mr. Harkness as a consultant for a period of one year following his termination, during which time he will be entitled to a monthly cash payment equal to 1/12th of the sum of (i) his annual base salary in effect at the time of his termination plus (ii) the bonus amount Mr. Harkness would have earned at 100% of target for the year in which the termination occurs.

•	The outstanding stock options held by Mr. Harkness as of the date of his termination will become fully vested and exercisable as of that date.

      In the event Mr. Harkness is terminated without cause or Mr. Harkness resigns from Molecular Devices for good reason within two months prior to, or 24 months after, a change in control, Mr. Harkness will, subject to certain conditions, be entitled to receive certain severance benefits (in lieu of the severance benefits described above), including the following:

•	Mr. Harkness will be entitled to a single lump-sum payment equal to the sum of (i) 18 months of his annual base salary in effect at the time of his termination, plus (ii) 1.5 times the bonus amount Mr. Harkness would have earned at 100% of target for the year in which the termination occurs.

•	The outstanding stock options held by Mr. Harkness as of the date of his termination will become fully vested and exercisable as of that date.

Vice President Employment Agreements
      On July 25, 2000, Patricia C. Sharp, Vice President of Human Resources, entered into an employment letter agreement with Molecular Devices that provided for the following:

•	Ms. Sharp was eligible to receive an initial annual base salary of $185,000 per year and an initial bonus of $50,000. Ms. Sharp is also eligible to receive certain discretionary bonuses.

•	Ms. Sharp was eligible to receive options to purchase 47,500 shares of Molecular Devices common stock. The options vest over four years with 11,875 shares vesting on each anniversary of the employment date.

•	Ms. Sharp was eligible to receive an aggregate of 2,500 shares of restricted common stock. The shares would be granted ratably and quarterly over a period of two years. Molecular Devices also agreed to loan Ms. Sharp amounts required for the payment of tax obligations related to these share grants.
      On January 10, 2002, Tom O’Lenic, Vice President, North America Sales and Service, entered into an employment letter agreement with Molecular Devices. The agreement provides for an annual base salary of $185,000 per year and Mr. O’Lenic’s eligibility to receive certain discretionary bonuses. Pursuant to the agreement, Mr. O’Lenic was eligible to receive options to purchase 40,000 shares of Molecular Devices’ common stock. The options vest over a period of four years.
      On October 4, 1993, Robert J. Murray, Vice President, Operation, entered into an employment letter agreement with Molecular Devices. The agreement provides for an annual base salary of $100,000 per year and Mr. Murray’s eligibility to receive certain discretionary bonuses. Pursuant to the agreement, Mr. Murray was eligible to receive options to purchase 20,000 shares of Molecular Devices’ common stock with vesting pursuant to the 1995 Option Plan.

Change in Control Severance Benefit Plan
      In February 2001, the Board of Directors adopted a Change in Control Severance Benefit Plan to provide certain benefits and protections to designated executive officers who have not entered into individual severance benefit or change in control agreements with Molecular Devices. The plan provides that in the event of a constructive or involuntarily termination without cause within 13 months after a Change in Control, as defined in the plan, such terminated executive officer will receive (1) lump sum payment equal to 12 months’ salary, (2) a bonus payment equal to what would have been earned at 100% of target for the year of termination, (3) continued health insurance benefits for 18 months, unless the executive officer obtains coverage from another employer during that time, (4) full acceleration of vesting for all outstanding options and (5) payment for an executive assistance program lasting up to three months and not to exceed $7,500, provided that the executive officer enrolls within six months following termination. If the total amount of payment under the plan would cause the executive officer to incur “golden parachute” excise tax liability in connection with the Change in Control, then the payments will be reduced to the extent necessary to leave him or her in a better after-tax position than if no such reduction had occurred. The plan provides these certain benefits and protections to the following current executive officers: Gillian M.K. Humphries, Ph.D., Robert J. Murray, Thomas J. O’Lenic, Patricia C. Sharp, and J. Richard Sportsman, Ph.D.

Compensation Committee Interlocks and Insider Participation
      As previously noted, the Compensation Committee is composed of three non-employee directors: Dr. Waitz and Messrs. Anderson and Marion. Mr. Marion served as an interim chief executive officer of Molecular Devices from October 1997 to March 1998. No member of the Compensation Committee is or was formerly a permanent officer or employee of Molecular Devices. No interlocking relationship exists between Molecular Devices’ Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1
      The Compensation Committee of the Board of Directors (the “Committee”) is comprised of Mr. Anderson, Mr. Marion and Dr. Waitz, none of whom has been a permanent officer or employee of Molecular Devices. The Committee is responsible for establishing Molecular Devices’ compensation for executive officers.
      Overview. The goals of Molecular Devices’ executive compensation program are to align compensation with business objectives and performance and to enable Molecular Devices to attract, retain and reward executive officers and other key employees who contribute to the long-term success of Molecular Devices and to motivate them to enhance long-term stockholder value. Molecular Devices’ executive compensation program for 2004 was designed with these goals in mind and was fundamentally a pay-for-performance program. As discussed below, the executive compensation program for 2004 consisted of, and was intended to strike a balance among, the following three elements:

•	Base Salary. Salary for the Chief Executive Officer is based principally on the Committee’s evaluation of corporate and individual performance, as well as competitive pay practices. The salaries for all other executive officers are determined by the Committee on the basis of similar criteria.

•	Bonus. Executive bonuses are primarily based on an evaluation of individual and company-wide performance against qualitative and quantitative measures.

•	Long-Term Incentive Compensation. Long-term incentive awards, comprised of stock option grants, are designed to insure that incentive compensation is linked to the long-term performance of Molecular Devices.
      Molecular Devices also offers to its executive officers participation (with all other eligible employees of Molecular Devices) in its 401(k) Plan and certain other benefits available generally to employees of Molecular Devices, as well as certain perquisites.
      Base Salary. The Committee determines the base salary of the Chief Executive Officer and reviews and approves base salaries for each of Molecular Devices’ other executive officers annually. In setting or adjusting base salaries, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance, as well as general economic factors such as increases in the cost of living. In many instances, the qualitative factors necessarily involve a subjective assessment by the Compensation Committee. The Compensation Committee neither bases its considerations on any single factor nor does it specifically assign relative weights to factors but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other company executives. The Committee also reviews the reported compensation levels for executive officers of certain peer companies in the life sciences industry to enable it to set base salaries based on each executive officer’s level of responsibility and within the parameters of base salaries reported by those peer companies. The peer companies reviewed by the Committee included a more diverse group of life sciences companies than those companies included in the peer group index used in the performance measurement comparison graph included in this proxy statement.
      Bonus. Molecular Devices maintains a bonus program to reward executive officers and other employees for attaining individual performance objectives, as well as company-wide objectives. The bonus award depends on the extent to which these company-wide and individual performance objectives are achieved. Company-wide objectives consist of operating, strategic and financial goals that are considered to be critical to Molecular Devices’ fundamental long-term goal of building stockholder value. For fiscal 2004, these objectives were primarily related to increases in revenue, operating income and earnings per share over the prior year, the

      1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Molecular Devices under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

introduction of new products, and the successful integration of Axon Instruments, Inc. As with setting or adjusting base salaries, the Compensation Committee neither bases its considerations on any single individual or company-wide performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other company executives. Commensurate with Molecular Devices’ philosophy of pay-for-performance, bonuses represent a greater component of overall cash compensation for executive officers than for other employees.
      Long-Term Incentive Compensation. The 1995 Option Plan maintained by Molecular Devices was established to provide employees of Molecular Devices with an opportunity to share, along with stockholders of Molecular Devices, in the long-term performance of Molecular Devices. Initial grants of stock options are generally made to eligible employees upon commencement of employment, with additional grants being made to certain employees periodically or following a significant change in the job responsibilities, scope or title of such employment. Stock options under the 1995 Option Plan generally vest over a four or five-year period and expire ten years from the date of grant. The exercise price of such options is usually 100% of the fair market value of the underlying stock on the date of grant.
      Guidelines for the number of stock options for each participant under the 1995 Option Plan are generally determined by applying several factors to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In awarding stock options, the Committee considers individual performance, overall contribution to Molecular Devices, officer retention, the number of unvested stock options held by the officer and the total number of stock options to be awarded. In April 2005, the Board adopted the 2005 Equity Plan as an amendment and restatement of the 1995 Option Plan. If approved by the stockholders, the 2005 Equity Plan will provide Molecular Devices with greater flexibility in designing long-term equity compensation in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, including stock appreciation rights, stock purchase awards, stock bonus awards and stock unit awards. Accordingly, the Committee believes that the 2005 Equity Plan will allow Molecular Devices to utilize a broad array of equity incentives in order to secure and retain the services of Molecular Devices’ executive officers and to provide incentives for such persons to exert maximum efforts for the success of the long-term performance of Molecular Devices.
      Additional long-term equity incentives are provided through Molecular Devices’ 1995 Employee Stock Purchase Plan in which all eligible employees, including eligible executive officers of Molecular Devices, may purchase stock of Molecular Devices, subject to specified limits, at 85% of fair market value.
      Section 162(m) of the Internal Revenue Code of 1986 limits Molecular Devices to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation.” The Compensation Committee has determined that stock options granted under the 1995 Option Plan with an exercise price at least equal to the fair market value of Molecular Devices’ common stock on the date of grant shall be treated as “performance-based compensation” and any compensation recognized by a Named Executive Officer as a result of the grant of such stock options is deductible by Molecular Devices.
      CEO Compensation. In setting Dr. Keegan’s compensation for 2004, the Committee used the same procedures described above in setting the base salary, bonus and long-term incentive compensation. In addition, the Committee considered the status of Dr. Keegan as Molecular Devices’ most senior officer, reviewed reported cash and incentive compensation for chief executive officers of certain peer companies in the life sciences industry, and considered the important role he has in achieving overall corporate goals. The Committee also believes that the bonus component of Dr. Keegan’s overall cash compensation should represent a higher percentage of cash compensation than it is the case for the other executive officers.
      For fiscal year 2004, Dr. Keegan’s compensation package consisted primarily of an annual base salary of $400,000, a cash bonus award and an award of a stock option to purchase 60,000 shares of Molecular Devices’ common stock under the 1995 Option Plan at an at an exercise price of $19.66 per share. Dr. Keegan was awarded a cash bonus of $645,000 based primarily on Molecular Devices overall financial and corporate performance in 2004, as well as Dr. Keegan’s leadership in advancing Molecular Devices’ performance objectives in fiscal 2004.
      The Committee also reviewed perquisites and other compensation paid to Dr. Keegan for 2004, and found these amounts to be reasonable.
      Summary. Through the compensation arrangements described above, a significant portion of Molecular Devices’ compensation program for its executive officers (including the CEO) is contingent upon the individual’s and Company’s performance, and realization of benefits by the CEO and the other executive officers is closely linked to increases in long-term stockholder value. Molecular Devices remains committed to this philosophy of pay-for-performance, recognizing that the competitive market for talented executives and the volatility of Molecular Devices’ business may result in highly variable compensation during any given annual period.

Compensation Committee

David L. Anderson
André F. Marion
J. Allan Waitz, Ph.D.
CERTAIN TRANSACTIONS
      Molecular Devices has entered into employment agreements and other agreements with certain of its executive officers. See “Executive Compensation — Employment, Severance and Change in Control Arrangements.”
      Molecular Devices has entered into indemnity agreements with certain officers and directors which provide, among other things, that Molecular Devices will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Molecular Devices, and otherwise to the fullest extent permitted under Delaware law and Molecular Devices’ bylaws.

PERFORMANCE MEASUREMENT COMPARISON1
      The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1999 for (i) Molecular Devices’ common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) a peer group index comprised of all public companies using SIC Code 3826 (Laboratory Analytical Instruments) (the “Peer Group”). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG MOLECULAR DEVICES CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

      1 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Molecular Devices under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

HOUSEHOLDING OF PROXY MATERIALS
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are Molecular Devices stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or Molecular Devices that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Investor Relations, Molecular Devices Corporation, 1311 Orleans Drive, Sunnyvale, California 94089 or (3) contact our Investor Relations representatives at (408) 747-1700. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Molecular Devices will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
OTHER MATTERS
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

James C. Kitch
Secretary
April 22, 2005
      A copy of Molecular Devices’ Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal ended December 31, 2004 is available without charge upon written request to: Investor Relations, Molecular Devices Corporation, 1311 Orleans Drive, Sunnyvale, California 94089.

APPENDIX A
Molecular Devices Corporation
2005 Equity Incentive Plan
ADOPTED: APRIL 13, 2005
APPROVED BY STOCKHOLDERS:                     , 2005
TERMINATION DATE: APRIL 12, 2015

1.	General.
      (a) Amendment and Restatement. The Plan is a complete amendment and restatement of the Company’s 1995 Stock Option Plan that was previously adopted on October 30, 1995 (as thereafter amended, the “Prior Plan”). All outstanding awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.
      (b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees and Directors.
      (c) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, and (vii) Other Stock Awards.
      (d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	Definitions.
      As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Molecular Devices Corporation, a Delaware corporation.

(i) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(j) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(k) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(l) “Director” means a member of the Board.

(m) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(n) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(o) “Entity” means a corporation, partnership or other entity.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 14, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(r) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(x) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(y) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(z) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

(aa)“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(bb) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan)

during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(cc) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(dd) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ee) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total shareholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders’ equity; and (xxxii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(ff) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

(gg) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award.

(hh) “Plan” means this Molecular Devices Corporation 2005 Equity Incentive Plan.

(ii) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

(ll) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(mm) “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, or any Other Stock Award.

(nn) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(oo) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(pp) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(rr) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

(tt) “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(vv) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.	Administration.
      (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).
      (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Stock Awards; (2) when and how each Stock Award shall be granted; (3) what type or combination of types of Stock Award shall be granted; (4) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(vi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
      (c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

      (d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(r)(ii) above.
      (e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	Shares Subject to the Plan.
      (a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, four million three hundred and thirty-three thousand and eleven (4,333,011) shares of Common Stock.
      (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be four million three hundred and thirty-three thousand and eleven (4,333,011) shares of Common Stock plus the amount of any increase in the number of shares that may be available for issuance pursuant to Stock Awards pursuant to Section 4(a).
      (c) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.	Eligibility.
      (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees and Directors.
      (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
      (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%)

of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than five hundred thousand (500,000) shares of Common Stock during any calendar year.

6.	Option Provisions.
      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. The Board shall determine the term of an Option; provided, however, that subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of grant.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

(i) by cash or check;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, however, shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k) Early Exercise. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	Provisions of Stock Awards other than Options.
      (a) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

(ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash or by check at the time of purchase, (ii) by past services rendered to the Company, or (iii) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(iii) Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (i) the Fair Market Value on the relevant date, or (ii) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

(v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

      (b) Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Stock Bonus Award may be awarded in consideration for (i) past services actually rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.
      (c) Stock Unit Awards. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
      (d) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(iii) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(iv) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

      (e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.	Covenants of the Company.
      (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
      (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	Use of Proceeds from Sales of Common Stock.
      Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	Miscellaneous.
      (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
      (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
      (c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
      (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
      (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
      (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.
      (g) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
      (h) Performance Stock Awards. A Stock Award may be granted, may vest, or may be exercised based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum benefit to be received by any individual in any calendar year attributable to Stock Awards described in this Section 10(h) shall not exceed the value of five hundred thousand (500,000) shares of Common Stock.

11.	Adjustments upon Changes in Common Stock; Corporate Transactions.
      (a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 14 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Plan shall be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b), the maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 10(h), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
      (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
      (c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue Stock Awards outstanding under the Plan or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue Stock Awards outstanding under the Plan or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.
      (d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such

Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.	Amendment of the Plan and Stock Awards.
      (a) Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.
      (b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.
      (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
      (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
      (e) Amendment of Stock Awards. The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
      (f) Prior Stockholder Approval of Option Repricings. Notwithstanding anything to the contrary in the Plan, the Board shall not, without obtaining the prior approval of the stockholders of the Company, effect (i) the reduction of the exercise price of any outstanding Option under the Plan; (ii) the cancellation or acceptance of any outstanding Option under the Plan and the grant in substitution or exchange therefor of (a) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (b) a Stock Purchase Award, (c) a Stock Bonus Award, (d) a Stock Appreciation Right, (e) a Stock Unit Award, (f) an Other Stock Award, (g) cash, and/or (h) other valuable consideration (as determined by the Board, in its sole discretion); or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

13.	Termination or Suspension of the Plan.
      (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
      (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

14.	Effective Date of Plan.
      This Plan (as an amendment and restatement of the Prior Plan) shall become effective on the date that the Plan is adopted by the Board, but no Stock Award shall be exercised (or, in the case of a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	Choice of Law.
      The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

DETACH HERE	ZMOD62

PROXY

MOLECULAR DEVICES CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2005

     The undersigned hereby appoints Joseph D. Keegan, Ph.D., and Timothy A. Harkness, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Molecular Devices Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Molecular Devices Corporation to be held at the Company’s corporate headquarters, located at 1311 Orleans Drive, Sunnyvale, California 94089, on Thursday, May 26, 2005 at 10:30 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

MOLECULAR DEVICES CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZMOD61

☒	Please mark votes as in this example.	#MOD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3 BELOW.

Proposal 1.	To elect directors to serve for the ensuing year and until their successors are elected.

Nominees:	Joseph D. Keegan, Ph.D., Moshe H. Alafi, David L. Anderson, A. Blaine Bowman, Paul Goddard, Ph.D., André F. Marion, Harden M. McConnell, Ph.D., and J. Allan Waitz, Ph.D.

FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS MARKED TO THE CONTRARY BELOW)	☐	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

____________________________________________
To withhold authority to vote for any nominee(s), write
such nominee(s)’ name(s) above.

		FOR	AGAINST	ABSTAIN
Proposal 2.	To approve the Molecular Devices Corporation 2005 Equity Incentive Plan.	☐	☐	☐

Proposal 3.	To ratify the selection of Ernst & Young LLP as Molecular Devices’ independent registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature: ___________________________________  Date: ______________    Signature: ___________________________________   Date: ______________